Exhibit 14
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Proxy Statement and Prospectus (the Proxy/Prospectus) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of Fidelity Fixed Income Trust: Spartan Government Income Fund, of our report dated June 8, 1995 on the financial statements and financial highlights included in the April 30, 1995 Annual Report to Shareholders of Spartan Government Income Fund.
We also consent to the incorporation by reference in the Registration Statement, of our report dated March 7, 1995 on the financial statements and financial highlights included in the Annual Report to Shareholders of Fidelity Devonshire Trust: Spartan Long Term Government Bond Fund.
We further consent to the references to our Firm under the headings "Experts" and "Financial Highlights" in the Proxy/Prospectus and to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information for Spartan Government Income Fund and Spartan Long Term Government Bond Fund, which are also incorporated by reference into the Proxy/Prospectus.
/s/ COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
January 26, 1996